                                                                     EXHIBIT 1.2

                              BRE PROPERTIES, INC.

                                Debt Securities

                             UNDERWRITING AGREEMENT
                             ----------------------


      1. Introductory. BRE Properties, Inc., a Maryland corporation ("Company"), proposes to issue and sell from time to time certain of its unsecured debt securities registered under the registration statement referred to in Section 2(a) ("Registered Securities"). The Registered Securities will be issued under an indenture, dated as of June 23, 1997, as amended by a first supplemental indenture dated April 23, 1998 (collectively referred to herein as the "Indenture"), between the Company and Chase Manhattan Bank and Trust Company, National Association, as successor trustee ("Trustee"), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

     The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

     2. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

       (a) A registration statement on Form S-3 (No. 333-47469), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

       (b) On the effective date of the registration statement relating to the Registered Securities and certain other securities, such registration statement, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement, complied in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission under the Act and the Trust Indenture Act ("Rules and Regulations"), and the Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not and, on the date of each Terms Agreement referred to in Section 3, the Prospectus will not, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading, except that the foregoing representations and warranties do not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

       (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland; the Company has power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Arizona, the State of California, the State of Colorado, the State of Oregon, the State of Utah and the State of Washington; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or other), or the earnings, business, properties or results of operations of the Company and its subsidiaries considered as one enterprise ("Material Adverse Effect").

       (d)  Attached hereto as Annex I is a true and complete list of all
                               -------
     subsidiaries of the Company and all other corporations, partnerships, joint ventures, limited liability companies and other entities in which the Company directly or indirectly owns capital stock or any other equity or ownership interest. Annex I accurately sets forth the jurisdiction of
                          -------
     organization of, and the Company's approximate percentage ownership interest in, each such subsidiary and other entity. The Company does not have any subsidiaries other than those listed on Annex I and, except as set
                                                      -------
     forth in Annex I, the Company does not directly or indirectly own any
              -------
     capital stock or other equity or other ownership interests in any corporation, partnership, joint venture, limited liability company or other entity. Annex I also correctly indicates whether each such subsidiary and
              -------
     other entity listed thereon is a corporation, partnership, limited liability company or other type of entity.

       (e) Each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its property and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and (A) all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth on Annex I, are and, at all
                                                    -------
     times since the date on which such subsidiary was organized, have been owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, (B) all of the issued and outstanding limited liability company interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued (under applicable law and the limited liability company agreement of such subsidiary), are fully paid and non-assessable and, except as set forth on Annex I, are owned by
                                                         -------
     the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (C) all of the issued and outstanding limited and general partnership interests of each such subsidiary that is a partnership have been duly authorized (if applicable) and validly issued and, except as set forth on Annex I, are owned by the Company, directly or through subsidiaries free
     -------
     and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

       (f) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as contemplated in the Prospectus.

       (g) The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act and, at the Closing Date (as hereinafter defined), will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or by general equitable principles.

       (h) The Offered Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor specified in the Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture.

       (i) The Offered Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

       (j) The Offered Securities rank and will rank on a parity with all unsecured indebtedness of the Company (other than subordinated indebtedness of the Company) that is outstanding on the date hereof or that may be incurred hereafter, and senior to all subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter.

       (k) The Company has notified the Lender (as defined in the Prudential Agreements (as hereinafter defined)) of the terms and conditions of the Offered Securities and the offering made hereby and the Company has obtained a written consent from the Lender to the issuance of the Offered Securities (the "Written Consent"), which Written Consent is in full force and effect.

       (l) The Offered Securities and the indebtedness evidenced thereby do not and will not constitute "Funding Debt" (within the meaning of the LLC Agreement (as hereinafter defined)) and no portion of the proceeds from the issuance of the Offered Securities will be applied to make any "Managing Member Loan" (within the meaning of the LLC Agreement).

       (m)  [reserved]

       (n) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

       (o) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own as the case may be and operate their respective properties and to carry on their respective business as contemplated in the Prospectus.

       (p) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them.

       (q) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein) or which might result in any Material Adverse Effect or which might materially and adversely affect the properties or assets of the Company or any of its subsidiaries; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement or any document incorporated or deemed to be incorporated therein by the Act, the Rules and Regulations, the Exchange Act (as hereinafter defined) or the rules and regulations of the Commission thereunder which have not been so filed.

       (r) The financial statements of the Company included in the Registration Statement and Prospectus in each case, together with the related notes and supporting schedules (if any), present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and related notes and schedules have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and with respect to the pro forma financial statements included in the Registration Statement and Prospectus, the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus are reasonable, the related pro forma adjustments have been applied, in accordance with the applicable accounting requirements of the Act and the Rules and Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the corresponding historical amounts in the compilation of such statements.

       (s) The accountants who have certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the Act and the Rules and Regulations.

       (t) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus and except for regular quarterly dividends payable on our common stock and our preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

       (u) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

       (v) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, certificate of limited partnership, limited partnership agreement, certificate of formation of a limited liability company, limited liability company agreement or other similar organizational certificates, instruments, agreements or documents (collectively, "Organizational Documents"), as the case may be; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its property or assets may be bound, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities, the consummation of the transactions contemplated herein and therein (including, without limitation, the incurrence of the indebtedness evidenced by the Offered Securities), and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Subject Agreement (as hereinafter defined) or any other material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or its subsidiaries or any applicable law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), the Indenture or the Offered Securities, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws of any jurisdiction or real estate syndication laws in connection with the purchase and distribution of the Offered Securities by the Underwriters. "Subject Agreements" means (i) the Loan Agreement dated as of January 31, 1994 between The Prudential Insurance Company of America and the Company (as successor by merger to Real Estate Investment Trust of California), as amended by the First Amendment to Loan Agreement dated as of July 7, 1995, the Second Amendment to Loan Agreement dated as of April 30, 1996, the Third Amendment to Loan Agreement dated as of November 20, 1996, the Fourth Amendment to Loan Agreement dated as of February 25, 1997 and the Fifth Amendment to Loan Agreement dated as of June 30, 1997, (ii) the Loan Agreement dated as of July 7, 1995 between The Prudential Insurance Company of America and the Company (as successor by merger to Real Estate Investment Trust of California), as amended by the First Amendment to Loan Agreement dated as of April 30, 1996, the Second Amendment to Loan Agreement dated as of November 20, 1996, the Third Amendment to Loan Agreement dated as of February 25, 1997 and the Fourth Amendment to Loan Agreement dated as of June 30, 1997, (iii) the Amended and Restated Unsecured Line of Credit Loan Agreement dated as of October 21, 1998 (the "Credit Agreement") among Bank of America National Trust and Savings Association ("Bank of America"), as agent, the financial institutions party thereto and the Company, as amended by the First Amendment Agreement dated February 4, 2000, and the Second Amended and Restated Unsecured Line of Credit Loan Agreement dated December 19, 2000, together with all guarantees entered into by any subsidiaries of the Company in connection therewith,
     (iv) the Contribution Agreement dated as of September 29, 1997, as amended (the "Contribution Agreement"), between the TCR signatories named on Schedule A thereto, the Company and BRE Property Investors LLC, a Delaware
     ----------
     limited liability company (the "Operating Company"), together with the guarantee entered into by the Company pursuant to the Contribution Agreement, as amended by Amendment No. 1 to the Contribution Agreement dated November 18, 1997 and (v) the Amended and Restated Limited Liability Company Agreement of the Operating Company (the "LLC Agreement"); "Prudential Agreements" means the Loan Agreements, as amended, referred to in clauses (i) and (ii) of this sentence. All amendments, supplements and restatements of the Subject Agreements are listed in clauses (i) through
     (v) of the preceding sentence. Except as otherwise described in the Prospectus, no subsidiary of the Company is a guarantor of, or is a party to or bound by any instrument or agreement pursuant to which it has guaranteed or may be required to guarantee or cause another subsidiary of the Company to guarantee, any borrowings or other indebtedness of the Company. Except as otherwise described in the Prospectus, the Company is not a party to or bound by any instrument or agreement pursuant to which it is or may be required to cause any of its subsidiaries to guarantee any borrowings or other indebtedness of the Company.

       (w) The Company was and is organized to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"); the Company at all times since its organization has elected to be taxed as a "real estate investment trust"; the Company has qualified as a "real estate investment trust" under the Code for its taxable years ended July 31, 1995, its short taxable year ended December 31, 1995, its taxable year ended December 31, 1996, its taxable year ended December 31, 1997 and its taxable year ended December 31, 1998, and will continue to qualify as a "real estate investment trust" under the Code after consummation of the transactions contemplated by the Prospectus; and the Company's present and contemplated operations, assets and income will enable the Company to meet the requirements for qualification as a "real estate investment trust" under the Code. The United States Federal Income Tax Returns of the Company have been closed through the fiscal year of the Company ended December 31, 1996; and the Company has filed United Stated Federal Income Tax Returns for each of its fiscal years through and including the fiscal year ended December 31, 1999 but has not yet filed a United States Federal Income Tax Return for the fiscal year ended December 31, 2000. As used in this paragraph (w), the term "Company" includes BankAmerica Realty Investors, a California business trust, and BRE Properties, Inc., a Delaware corporation, which are both predecessors to BRE Properties, Inc., a Maryland corporation.

       (x)  Each entity listed on Annex I, other than BRE/Alliance Services,
                                  -------
     Inc., a Maryland corporation ("BRE/Alliance"), and VelocityHSI, Inc., a Delaware corporation ("Velocity"), either qualifies as a partnership for federal, state and local income tax purposes or as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code or qualifies to be disregarded as an entity separate from the Company or one of its subsidiaries for federal, state and local income tax purposes and the securities the

     Company owns of BRE/Alliance or Velocity will not cause the Company to be treated as owning securities of BRE/Alliance or Velocity in excess of the permissible limits under Section 856(c)(4) of the Code.

       (y) The Company is eligible to use a Form S-3 registration statement under the Act. The Company is also eligible to use Form S-3 pursuant to the standards for that Form in effect immediately prior to October 21, 1992.

       (z) The Company has full right, power and authority to enter into the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities.

       (aa) Except as otherwise disclosed in the Prospectus, (A) the Company and its subsidiaries have good and marketable title in fee simple to all real property and improvements described in the Prospectus as being owned by the Company (none of which is leased by the Company or any of its subsidiaries, as lessee); (B) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements of the Company or any of its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (C) neither the Company nor any of its subsidiaries nor any lessee of any portion of the real property or improvements of the Company or any of its subsidiaries is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) its real property or improvements and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; (D) no tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases any of its real property or improvements has an option or right of first refusal to purchase the premises demised under such lease; (E) all of the real property and improvements of the Company and its subsidiaries comply with all applicable codes and zoning laws and regulations, except for such failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect; and (F) the Company has no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property of the Company or any of its subsidiaries, except such proceedings or actions that would not, individually or in the aggregate, have a Material Adverse Effect.

       (bb) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorizations; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of its subsidiaries nor any of their respective employees or agents has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

       (cc) Except as otherwise disclosed in the Registration Statement (A) to the best knowledge and information of the Company, neither the Company nor any of its subsidiaries has at any time, and no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials (hereinafter defined) on, to or from real property owned, leased or otherwise utilized by the Company or any of its subsidiaries or in which the Company or any of its subsidiaries has any ownership interest, including without limitation any subsurface soils and ground water (the "Premises"), except for such cases as (u) are not required to be disclosed in the Registration Statement and (v) would not, individually or in the aggregate, have a Material Adverse Effect, (B) to the best knowledge and information of the Company, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials from or to the Premises has occurred, except for such cases as (w) are not required to be disclosed in the Registration Statement and (x) would not, individually or in the aggregate, have a Material Adverse Effect, (C) neither the Company nor any of its subsidiaries has received notice of any claim, or has knowledge of any occurrence or circumstance which with notice or passage of time or both would give rise to a claim, under or pursuant to any Environmental Statute (as hereinafter defined), except for such claims as (y) are not required to be disclosed in the Registration Statement and
     (z) would not, individually or in the aggregate, have a Material Adverse Effect, and (D) to the best of Company's knowledge and information, no part of the Premises is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "problem" sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (hereinafter defined). As used herein "Hazardous Material" shall include without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.) and in the regulations adopted and publications promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any Federal, state or local governmental authority having or claiming jurisdiction over the Premises (a "Governmental Authority").

       (dd) The issuance, sale and public offering of the Offered Securities to be issued and sold by the Company have been approved by a majority of all of the "Continuing Directors" and do not constitute a "Business Combination" (as such terms are defined in Article IX of the Company's charter).

       (ee) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, complied in all material respects to the requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated or deemed to be incorporated by reference, when they are filed with the commission, will comply in all material respects to the requirements of the Exchange Act and the published rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "Lead Underwriter") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

     If the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

     4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, if available, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered
Securities:

       (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

       (b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

       (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

       (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

       (e) The Company will furnish to the Representatives one copy each of the Registration Statement, including all exhibits, one copy each of any related preliminary prospectus, if available, and copies of any related preliminary prospectus supplement related to the Offered Securities, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

       (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions of the United States as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

       (g) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Lead Underwriter may reasonably request.

       (h) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), including but not limited to any filing fees or other expenses (including reasonable legal fees and disbursements of counsel) in connection with qualification or exemption of the Registered Securities for sale under the securities and real estate syndication laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any applicable filing fee and expense incident to, any review by the National Association of Securities Dealers, Inc. of the Registered Securities, for all expenses incident to the registration of the Offered Securities and the printing and the wordprocessing of copies of the Registration Statement, any prospectus and this Agreement, for the fees and expenses of the Trustee, including if required the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Offered Securities, for the fees and expenses of any depositary in connection with holding the Offered Securities in book-entry form, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

       (i) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending on the date specified under "Blackout" in the Terms Agreement.

       (j) The Company will use the net proceeds received by it from the sale of the Offered Securities sold by it in the manner specified in the Prospectus Supplement under "Use of Proceeds".

       (k) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

     5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

           (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

            (i) in their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

            (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

            (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

              (A) the unaudited financial statements, if any, and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

              (B) if any unaudited "capsule" information is contained in the
            Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

              (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets or shareholder's equity, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

              (D) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated total or per-share amounts of income or net income;

          except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

       (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

       (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

       (d) The Representatives shall have received an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Company, substantially to the effect set forth in Annex II hereto.

       (e) The Representatives have received an opinion, dated the Closing Date, of Piper Marbury Rudnick & Wolfe LLP, Maryland counsel for the Company, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

            (ii) The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

            (iii) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, of Common Stock pursuant to the employee benefit, employee and director stock option and dividend reinvestment plans referred to in the Prospectus); and the shares of issued and outstanding Common Stock have been duly authorized and validly issued, are fully-paid and non-assessable, and are not subject to any preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, under any resolution adopted by the board of directors of the Company or any committee thereof or, to the best of such counsel's knowledge, otherwise.

            (iv) The Indenture has been duly authorized, executed and delivered by the Company.

            (v) The Securities have been duly authorized and executed by the Company.

            (vi) The Terms Agreement (including the provisions of this Agreement) and the Indenture have been duly authorized, executed and delivered by the Company; and the execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities, the consummation of the transactions herein and therein contemplated, and compliance by the Company with its obligations hereunder and thereunder, will not result in a breach or violation of any of the terms or provisions of or constitute a default under the Company's charter or by-laws or, to the best of such counsel's knowledge, any Maryland law or any order, rule or regulation of any Maryland court, governmental agency or body having jurisdiction over the Company or any of its properties.

            (vii) No filing with, or consent, approval, authorization or order of, any Maryland court, governmental authority or agency is required in connection with the execution, delivery or performance of the Terms Agreement (including the provisions of this Agreement), the Indenture or the Offered Securities by the Company, or in connection with the issuance or sale of the Offered Securities to the Underwriters, except such as may be required under Maryland securities laws or real estate syndication laws.

            (viii) The information in the Prospectus under the caption "Risk Factors--Provisions Which Could Limit a Change in Control or Deter a Takeover" and the information in the Company's 1999 Annual Report on Form 10-K under the caption "Risk Factors--Provisions Which Could Limit a Change in Control or Deter a Takeover", to the extent that it constitutes matters of Maryland law or legal conclusions under Maryland or summaries of provisions of the Company's charter or by-laws, the Indenture, the Offered Securities or of any other documents specifically referred to therein (excluding two loan agreements specifically referred to under the caption "Description of Notes" in the Prospectus) is correct in all material respects.

            (ix) The issuance, sale and public offering of the Offered Securities have been approved by the "Continuing Directors" and do not constitute a "Business Combination" (as such terms are defined in Article VIII of the Company's charter).

     Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein. In giving their opinion, Piper Marbury Rudnick & Wolfe LLP (i) may rely as to matters of fact, to the extent not independently verified by such counsel, upon certificates and written statements of officers and accountants for the Company, (ii) shall state that such opinion is limited to matters arising under the laws of the State of Maryland and that, insofar as such opinion concerns any instrument, agreement or other document which by its terms is not governed by the laws of the State of Maryland, such counsel has assumed that such instruments, agreements and other documents are governed by the laws of the State of Maryland and (iii) shall expressly state that Latham & Watkins and Milbank, Tweed, Hadley & McCloy LLP, in rendering their opinions pursuant to Sections 5(d) and 5(f) of this Agreement, may rely on such opinion as to all matters arising under the laws of the State of Maryland as if such opinion were addressed to them.

       (f) The Representatives shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Milbank, Tweed, Hadley & McCloy LLP may rely as to the incorporation of the Company and all other matters governed by Maryland law upon the opinion of Piper Marbury Rudnick & Wolfe LLP referred to above.

       (g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

       (h) At the date of this Agreement and at the Closing Date, the Offered Securities shall be rated at least Baa2 by Moody's Investors Service, BBB by Standard & Poor's Ratings Services, and the Company shall have delivered to the Representatives evidence satisfactory to the Representatives, confirming that the Offered Securities have such ratings.

       (i) The Representatives shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

       (j) The Company shall have furnished to the Representatives, prior to the Closing Date, a copy of the Written Consent and the Written Consent shall be in full force and effect on the Closing Date with the same force and effect as though expressly given by the Lender at and as of the Closing Date.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

     6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

     (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at BRE Properties, Inc., 44 Montgomery Street, 36th Floor, San Francisco, California 94104-4809, Attention: Chief Financial Officer.

     10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in
Section 6, and no other person will have any right or obligation hereunder.

     11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

     12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

                                    ANNEX I

                                                                                          Company's Percentage
                                                                                                Ownership
                                                                                                Interest
A.  Subsidiaries of the Company                                                           --------------------
    ---------------------------

1. Corporate Subsidiaries of the Company
   BRE Colonia Del Rio, Inc., a Delaware corporation....................................           100%
   BRE Fountain Plaza, Inc., a Delaware corporation.....................................           100%
   BRE Hacienda Del Rio, Inc., a Delaware corporation...................................           100%
   BRE Builders, Inc., a Delaware corporation...........................................           100%
   BRE/Alliance Services, Inc., a Maryland corporation..................................          95.2%
   BRE Camino Seco, Inc., a Delaware corporation........................................           100%
   BRE Oracle Village, Inc., a Delaware corporation.....................................           100%
   BRE Spring Hill, Inc., a Delaware corporation........................................           100%

2. Limited Liability Company Subsidiaries of the Company

   BRE Property Investors LLC, a Delaware limited liability company.....................            78%
   Meridian Apartments LLC, a Delaware limited liability company........................            95%
   BRE  Properties of Colorado LLC, a Delaware limited liability company................            80%
   Cambridge Park LLC, a California limited liability company...........................            85%
   BRE Pinnacle at Bothell  LLC, a Delaware limited liability company...................           100%
   West Adams LLC, an Arizona limited liability company.................................           100%
   BRE Pinnacle at Blue Ravine LLC, a Delaware limited liability company................           100%
   BRE Juanita, LLC, a Washington limited liability company.............................           100%

B. Non-Subsidiary Entities in Which the Company Owns an Interest
   -------------------------------------------------------------

   Westbar Limited Partnership, an Arizona limited partnership..........................            25%
   Metro Village Limited Partnership, an Arizona limited partnership....................          37.5%
   CREA/BRE MacArthur, LLC, a Delaware limited liability company........................            40%
   Pinnacle at BlueRavine LLC, a Delaware limited liability company.....................            40%
   Pinnacle at Bothell LLC, a Delaware limited liability company........................            40%
   Pinnacle at Queen Creek LLC, a Delaware limited liability company....................            50%
   Stone Creek Communities, LLC, a Delaware limited liability company...................            40%
   Pinnacle Galleria LLC, a Delaware limited liability company..........................            50%
   Velocity HSI, Inc., a Delaware corporation...........................................           9.9%
   Vallejo Highlands Associates, a California limited partnership.......................             1%/1/
   Vallejo Somerset Limited Partnership, a Texas limited partnership....................             1%/1/
   ITCR Villa Verde Limited Partnership, a Texas limited partnership....................             1%/1/
   Palm Shadows LLC, a California limited liability company.............................             1%/1/
   Riverview LLC, a California limited liability company................................             1%/1/
   Woodlake Holdings LLC, an Arizona limited liability company..........................           4.9%/1/

C. Other
   -----
   FOAM, a California limited partnership...............................................               /2/

/1/ The remaining interests in this entity are owned by BRE Property Investors LLC.
/2/ A partnership subsidiary of BRE/Alliance Services, Inc. BRE/Alliance Services, Inc., a subsidiary of the Company, owns 90% of FOAM.

                                    ANNEX II

                        Opinion Pursuant to Section 5(d)

1. Based solely on certificates from public officials, we confirm that the Company is qualified to do business and in good standing in the States of Arizona, California, Colorado, Oregon, Utah and Washington.

2. Based solely on a certificate from a public official, we confirm that BRE Property Investors LLC, a Delaware limited liability company (the "Covered Subsidiary") is validly existing and in good standing as a limited liability company under the laws of the State of Delaware.

3. The Covered Subsidiary has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

4. The Indenture has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, is a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Assuming due authorization, execution and delivery of the Securities by the Company, the Securities, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the provisions of the Terms Agreement (including the provisions of the Underwriting Agreement), will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The issuance and sale of the Securities by the Company pursuant to the Terms Agreement (including the provisions of the Underwriting Agreement) and the Indenture, the consummation of the transaction provided for therein (including the incurrence and repayment of the indebtedness evidenced by the Securities) and the performance by the Company on or prior to the date hereof of its obligations thereunder, will not result in the breach or violation of the provisions of or constitute a default under (i) the limited liability company agreement of the Covered Subsidiary, (ii) any federal, New York or California statute, governmental order, rule or regulation known to us to be applicable to the Company or the Covered Subsidiary (other than the federal securities laws which are specifically addressed elsewhere in this opinion and other than state securities or blue sky laws as to which we express no opinion) or (iii) any agreement filed as an exhibit to the Incorporated Documents or that certain Second Amended and Restated Unsecured Line of Credit Loan Agreement dated as of December 19, 2000 by and among Bank of America, N.A., certain financial institutions identified on the signature pages to the Agreement as " Banks" (the "Banks"), certain entities identified on the signature pages to the Agreement as "Designated Bid Lenders" and the Company (as modified by a letter agreement dated January 11, 2001 among the Company, Bank of America, N.A. and certain of the Banks (collectively, the "Material Agreements"). No consent, approval, authorization or order of, or filing with, any federal, New York or California court or governmental agency or body is required for the consummation of the issuance and sale of the Securities by the Company pursuant to the Terms Agreement (including the provisions of the Underwriting Agreement) and Indenture, except such as have been obtained under the Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

6. The Registration Statement has become effective under the Act, the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) under the Act on January 9, 2001, and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated.

7. The Company is eligible to use a Form S-3 registration statement under the Act.

8. The Registration Statement, as supplemented by the Prospectus, as of the date of the Terms Agreement and as of the date hereof, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Act, the Trust Indenture Act and the Rules and Regulations; it being understood, however, that we express no opinion with respect to financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to the Form T-
    1. The Incorporated Documents, as of the respective dates filed with the Commission, complied as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended, and the published rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Incorporated Documents. In passing upon the compliance as to form of the Registration Statement, the Prospectus and the Incorporated Documents, we have assumed that the statements made and incorporated by reference in the Registration Statement, the Prospectus and the Incorporated Documents are correct and complete.

9. The information in the Prospectus Supplement under the caption "Description of the Notes," the information in the Base Prospectus under the captions "Description of Debt Securities" and "Federal Income Tax Considerations" (as supplemented and amended by the information in the Prospectus Supplement under the caption "Supplemental Federal Income Tax Considerations"), and the information in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1999 in the second sentence of the first paragraph, the second paragraph, the first sentence of the fourth paragraph, the fifth paragraph, the sixth paragraph, and the first and second sentences of the seventh paragraph under the caption "Risk Factors--Risks Due to Investment in Real Estate--Restrictions on the Operations of the Operating Company," in the first and second paragraphs under the caption "Risk Factors--Risks Due to Investment in Real Estate--Limited Indemnification in the Event of Claims or Liabilities Arising Out of the Transaction," and in the first sentence of the first paragraph under the caption "Risk Factors--Provisions Which Could Limit a Change in Control or Deter a Takeover," to the extent it constitutes a summary or description of U.S. federal statutes or regulations or provisions of the Indenture, the Securities or of other existing agreements, is correct in all material respects. The description in the Prospectus of federal statutes and of legal and governmental proceedings, if any, and of contracts and agreements are accurate in all material respects.

10. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds from the sale as described in the Prospectus, will not be, an "investment company" as that term is defined in the Investment Company Act of 1940, as amended.

11. Commencing with the Company's taxable year ending December 31, 1997, (i) the Company has been organized in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Code, and (ii) its method of operation and its proposed method of operation has enabled it to meet and will enable it to continue to meet, respectively, the requirements for qualification and taxation as a "real estate investment trust" under the Code.

12. Each entity listed on Annex A hereto, other than BRE/Alliance Services, Inc., a Maryland corporation ("Alliance"), and other than VelocityHSI, Inc., a Delaware corporation ("Velocity"), either qualifies as a partnership for federal income tax purposes or as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code, or qualifies to be disregarded as an entity separate from the Company or one of its subsidiaries for federal income tax purposes, and the securities the Company owns of Alliance and Velocity will not cause the Company to be treated as owning securities of those corporations in excess of the permissible limits under Section 856(c)(4) of the Code, provided the Company and Alliance and the Company and Velocity jointly elect prior to March 15, 2001, and effective January 1, 2001 for Alliance and Velocity to be taxed as "taxable REIT subsidiaries" under Section 856(l) of the Code.

          In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus and have not made any independent check or verification thereof, during the course of that participation, no facts came to our attention that caused us to believe that the Registration Statement as supplemented by the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to the Form T-1.